UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2012

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        See “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2012, Omnicom Group Inc. (“Omnicom Group”), together with its wholly owned direct finance subsidiaries, Omnicom Capital Inc. and Omnicom Finance Inc. (collectively with Omnicom Group, the “Issuers”), closed their public offering of $750 million aggregate principal amount of 3.625% Senior Notes due 2022 (the “Notes”) pursuant to the Underwriting Agreement, dated April 18, 2012, among the Issuers and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The Notes have been registered under the Securities Act of 1933 pursuant to the Issuers’ shelf registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File No. 333-179573) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (“SEC”) on February 22, 2012.

The net proceeds received by the Issuers, after deducting the underwriting discount and estimated offering expenses payable by the Issuers, were $740.7 million.  The Issuers intend to use such net proceeds for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions. The Notes are the joint and several unsecured and unsubordinated obligations of the Issuers and rank equal in right of payment to all of their respective existing and future unsecured senior indebtedness. The Indenture (as defined below) does not contain any provision that would limit the Issuer’s ability to incur indebtedness or that would afford holders of Notes protection in the event of a sudden and significant decline in the credit quality or rating of Omnicom Group or a takeover, recapitalization or highly leveraged or similar transactions involving Omnicom Group.

The Notes were issued pursuant to an Indenture, dated as of July 1, 2009 (the “Base Indenture”), between the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the Third Supplemental Indenture, dated as of April 23, 2012, between the Issuers and the Trustee (the “Supplemental Indenture”). The Notes will bear interest from April 23, 2012, at a rate equal to 3.625% per year, payable semiannually on May 1 and November 1 of each year, commencing on November 1, 2012. Each interest payment will be made to the persons who are registered holders of the Notes on the immediately preceding April 15 and October 15, respectively.

Subject to certain exceptions, the Base Indenture, together with the Supplemental Indenture (collectively, the “Indenture”), contains covenants limiting the Issuers’ ability and their subsidiaries’ ability to (i) create certain liens; and (ii) consolidate or merge with, or convey, transfer or lease substantially all their assets to, another person.

The Notes may be declared immediately due and payable by the Trustee or the holders of 25% of the principal amount of the Notes of the affected series if an event of default occurs under the Indenture and has not been cured. An event of default generally means that the Issuers (1) fail to pay the principal on a Note on its due date, (2) fail to pay interest on a Note within 30 days of its due date, (3) remain in breach of any other term of the Indenture for 60 days after their receipt of written notice of such failure, or (4) (A) fail to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in the Indenture means obligations (other than non recourse obligations) of the Issuers for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable debt security, then the event of default by reason thereof shall be deemed not to have occurred. Notwithstanding the foregoing, if the Issuers file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occurs, the Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Issuers have the right to redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes that would be due after the redemption date discounted to the date of redemption, plus a make whole spread equal to 30 basis points, plus accrued and unpaid interest to the redemption date, as applicable.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with the Issuers and their affiliates for which they have received, or will receive, customary fees and reimbursement of expenses. Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lead arrangers and book managers of the Omnicom Group credit facility. Affiliates of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are syndication agents, affiliates of HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC are documentation agents and an affiliate of Citigroup Global Markets Inc. is an administrative agent of the Omnicom Group credit facility. Certain of the other underwriters are also participants in the Omnicom Group credit facility. The Trustee, an affiliate of Deutsche Bank Securities Inc., serves as trustee under the Indenture governing the Notes as well as the Issuers’ outstanding Zero Coupon Zero Yield Convertible Notes due 2032, Zero Coupon Zero Yield Convertible Notes due 2033, Zero Coupon Zero Yield Convertible Notes due 2038, 5.90% Senior Notes due 2016, 6.250% Senior Notes due 2019 and 4.45% Senior Notes due 2020.

The foregoing description of the issuance, sale and terms of the Notes and of the Base Indenture and Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture entered into in connection therewith. The Base Indenture was filed as exhibit 4.1 to Omnicom Group’s Current Report on Form 8-K, filed with the SEC on July 1, 2009, and the Supplemental Indenture is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

        (d) Exhibits.

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of April 23, 2012, among Omnicom Group Inc., Omnicom Capital Inc., Omnicom Finance Inc. and Deutsche Bank Trust Company Americas.
4.2	Form of 3.625% Notes due 2022.
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.

By:   /s/ Philip J. Angelastro

Name: Philip J. Angelastro
Title:   Senior Vice President Finance and Controller

Date: April 23, 2012

Index to Exhibits

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of April 23, 2012, among Omnicom Group Inc., Omnicom Capital Inc., Omnicom Finance Inc. and Deutsche Bank Trust Company Americas.
4.2	Form of 3.625% Notes due 2022.
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)